UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): July 5, 2024 (June 30, 2024)

VIEWBIX INC.

(Exact Name of Registrant as Specified in its Charter)

Commission File No.: 000-15746

Delaware	68-0080601
(State of Incorporation)	(I.R.S. Employer Identification No.)

3 Hanehoshet St, Building B, 7th floor, Tel Aviv, Israel	6971068
(Address of Registrant’s Office)	(ZIP Code)

Registrant’s Telephone Number, including area code: +972 73-391-2900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Private Placement

On July 3, 2024, Viewbix Inc. (the “Company”) entered into a definitive securities purchase agreement (the “Purchase Agreement”) with a global investment firm (the “Lead Investor”) for the purchase and sale in a private placement (the “Private Placement”) of units (the “Units”) consisting of (i) 1,027,500 shares of common stock, par value $0.0001 per share (the “Shares”), of the Company (the “PIPE Shares”) and (ii) common stock purchase warrants (the “PIPE Warrants”) to purchase up to 1,541,250 Shares of the Company (the “PIPE Warrant Shares”) to the Lead Investor and other investors (collectively, the “Investors”) acceptable to the Lead Investor and the Company. The Private Placement closed on July 3, 2024. The purchase price per Unit is $0.25.

The PIPE Warrants are exercisable upon issuance at an exercise price of $0.25 per Share, subject to certain adjustments and certain anti-dilution protection set forth therein, and will have a three-year term from the issuance date. In addition, the PIPE Warrants are subject to an automatic exercise provision in the event that the Company’s Shares are approved for listing on the Nasdaq Capital Market.

The aggregate gross proceeds to the Company from the Private Placement are expected to be $256,875.

In connection with the Private Placement, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with the Investors. Pursuant to the Registration Rights Agreement, the Company is required to file a resale registration statement (the “PIPE Registration Statement”) with the Securities and Exchange Commission (the “SEC”) to register for resale of the PIPE Shares issued in the Private Placement and the Warrant Shares issuable upon exercise of the Warrants, within 30 days of the date of the Purchase Agreement, and to have such PIPE Registration Statement declared effective within 30 days following the filing date of the PIPE Registration Statement in the event the PIPE Registration Statement is not reviewed by the SEC, or 60 days following the filing date of the PIPE Registration Statement in the event the PIPE Registration Statement is reviewed by the SEC. The Company will be obligated to pay certain liquidated damages if the Company fails to file the PIPE Registration Statement when required, fails to cause the PIPE Registration Statement to be declared effective by the SEC when required, or if the Company fails to maintain the effectiveness of the PIPE Registration Statement.

The Purchase Agreement and the Registration Rights Agreement also contain representations, warranties, indemnification and other provisions customary for transactions of this nature. In addition, pursuant to the Securities Purchase Agreement, the Company agreed to abide by certain customary standstill restrictions for a period of 30 days following the effective date of the PIPE Registration Statement. In addition, while the PIPE Warrants are outstanding, the Investors shall not, and shall cause its affiliates to not enter into or effect, directly or indirectly, hedging transactions that establish a net short position. The Company has agreed to reimburse the Lead Investor, upon the closing of the Private Placement, for actual and documented fees and expenses incurred up to $10,000. In addition, the Company has agreed to pay a commission to the Lead Investor of (i) a cash fee of $12,844 and (ii) 51,375 Shares.

The securities described herein have not been registered under the Securities Act of 1933, as amended, and may not be sold in the United States absent registration or an applicable exemption from the registration requirements. This Current Report shall not constitute an offer to sell or the solicitation to buy nor shall there be any sale of the shares of common stock or warrants in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Copies of the Purchase Agreement, the Registration Rights Agreement and the PIPE Warrants are filed as Exhibits 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K (this “Current Report”) and are incorporated by reference herein. The foregoing summaries of such documents are subject to, and qualified in their entirety by reference to, such exhibits.

Credit Facility

On July 4, 2024, the Company entered into a facility agreement (the “Facility Agreement”) for a $2.5 million (the “Facility Loan Amount”) credit facility (the “Credit Facility”) with a certain lender (the “Lender”).

The Facility Loan Amount will remain available until the earlier of its drawing down in full or upon such date that the Company completes a $2.0 million financing transaction (the “Term”). Upon the completion of the Term, the Facility Loan Amount shall be repaid to the Lender in cash.

The Facility Agreement sets forth a drawdown schedule as follows: (i) an aggregate of $50,000 shall be drawn down immediately upon the effective date of the Facility Agreement, (ii) an aggregate of $50,000 shall be drawn down upon the effectiveness of the Uplist (as defined below), and (c) following the Uplist, an aggregate of $200,000 shall be drawn down on a quarterly basis until the Facility Loan Amount is exhausted.

The Credit Facility will accrue interest at a rate of 12% per annum (the “Interest”). The Interest shall be payable in (i) Shares at a conversion rate of $0.25 for each U.S. dollar of Interest accrued on the respective Facility Loan Amount, and (ii) a Warrant to purchase Shares equal to (i).

Immediately following the effectiveness of an uplisting of the Shares to a national securities exchange (the “Uplist”), the Lender shall be entitled to convert into Shares $100,000 of the outstanding Facility Loan Amount at a conversion rate of $0.25 per Share (such amount of Shares converted, the “Convertible Stock”), and, if so exercised, such Convertible Stock shall be accompanied by a warrant to purchase such amount of Convertible Stock, with an exercise price of $0.25 per Share in the form attached hereto as Exhibit 10.5 (the “Warrant”, and together with the Convertible Stock, a “Conversion Unit”, and collectively the “Uplist Conversion”). The remaining Facility Loan Amount outstanding and not converted following the Uplist Conversion shall remain available for the duration of the Term, during which time such Lender may convert it in exchange for Conversion Units or, upon the lapse of the Term, such amount shall be repaid to such Lender.

In addition and in connection with the Credit Facility, the Company agreed to pay the Lender a one-time fee consisting of: (i) Shares representing five percent (5%) of the Facility Loan Amount at a conversion rate of $0.25 and (ii) a Warrant to purchase 1,000,000 Shares, with an exercise price of $0.25 per Share.

The Company undertook to file a registration statement (the “Facility Registration Statement”) with the SEC within thirty (30) days of the date of the Facility Agreement to register, inter alia, the resale by the Lender of Shares underlying the Credit Facility and the Warrants.

The securities described herein have not been registered under the Securities Act of 1933, as amended, and may not be sold in the United States absent registration or an applicable exemption from the registration requirements. This Report shall not constitute an offer to sell or the solicitation to buy nor shall there be any sale of the shares of common stock or warrants in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Copies of the Facility Agreement and the Facility Warrant are filed as Exhibits 10.4 and 10.5, respectively, to this Current Report and are incorporated by reference herein. The foregoing summaries of such documents are subject to, and qualified in their entirety by reference to, such exhibits.

Warning Concerning Forward Looking Statements

This Current Report on Form 8-K contains statements which constitute forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. These forward looking statements are based upon the Company’s present intent, beliefs or expectations, but forward looking statements are not guaranteed to occur and may not occur for various reasons, including some reasons which are beyond the Company’s control. For example, this Current Report refers to a potential uplisting of the Company’s Shares to the Nasdaq Capital Market. In fact, such uplisting is subject to various conditions and contingencies. If these conditions are not satisfied or the specified contingencies do not occur, the uplisting may not occur. For this reason, among others, you should not place undue reliance upon the Company’s forward looking statements. Except as required by law, the Company undertakes no obligation to revise or update any forward looking statements in order to reflect any event or circumstance that may arise after the date of this Current Report.

Item 2.03 Creation of a direct financial obligation or an obligations under an off-balance sheet arrangement

The information under Item 1.01 in this Current Report on Form 8-K regarding the Credit Facility is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information under Item 1.01 and 2.03 of this Current Report on Form 8-K regarding the unregistered securities described herein is incorporated herein by reference.

(d) Exhibits

10.1	Form of Securities Purchase Agreement, dated July 3, 2024
10.2	Form of Common Stock Purchase Warrant
10.3	Form of Registration Rights Agreement, dated July 3, 2024
10.4	Form of Facility Agreement, dated July 4, 2024
10.5	Form of Warrant
104	Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Viewbix Inc.

By:	/s/ Amihay Hadad
Name:	Amihay Hadad
Title:	Chief Executive Officer

Date: July 5, 2024